Exhibit 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          INDEPENDENCE HOLDING COMPANY

      The undersigned, being Vice President of Independence Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

            FIRST:      The Corporation is a corporation formed under the laws
            of the State of Delaware and its Restated Certificate of Incorporation was filed in the office of the Secretary of State under the name Independence Holding Company on August 9, 1996.

            SECOND:     The Restated Certificate of Incorporation is amended by
            striking out the first paragraph of Article V and substituting in lieu thereof the following new first paragraph of Article V:

            The total number of shares of stock which the Corporation shall have the authority to issue is Twenty Million One Hundred Thousand (20,100,000) shares, consisting of Twenty Million (20,000,000) shares of Common Stock, par value $1.00 per share ("Common Stock"), and One Hundred Thousand (100,000) shares of Preferred Stock, par value $1.00 per share.

            THIRD:      The amendment to the Restated Certificate of
            Incorporation set forth above was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by Teresa A. Herbert, Vice President who subscribed this certificate this 29th day of July, 2004.

                                    INDEPENDENCE HOLDING COMPANY


                                    By: /s/ Teresa A. Herbert
                                       -----------------------------------
                                       Teresa A. Herbert, Vice President

Attest:


/s/ Brian R. Schlier
--------------------------------
Brian R. Schlier, Assistant Secretary